[LETTERHEAD OF THE PUBLIC SERVICE COMMISSION
 				OF THE STATE OF WYOMONG]




                                   January 23, 1997


     Mr. Jonathan G. Katz
     Secretary
     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, D.C. 20549

          Re:  SEC File No. 70-8985

     Dear Mr. Katz:

          Cheyenne Light, Fuel & Power Company (Cheyenne Light), a wholly-owned subsidiary of Public Service Company of Colorado (PSCo), has advised the Wyoming Public Service Commission (Commission) that PSCo has filed an application with the Securities and Exchange Commission (SEC) under Section 3(b) of the Public Utility Holding Company Act of 1935 to obtain an exemption for its acquisition of an interest in a foreign generation and distribution electric utility. In connection with that application, PSCo has requested that we provide you with a certification of our authority to protect the ratepayers of Cheyenne Light.

          As the Commission having jurisdiction over the retail electric and gas rates of Cheyenne Light in Wyoming, please be advised that the Wyoming Public Service Commission [i] has the authority, resources and jurisdiction to protect the ratepayers of Cheyenne Light, and [ii] intends to exercise this authority.

          This certification is applicable to PSCo's present application and to all exempt wholesale generators (EWGs) and foreign utility companies (FUCOs) in which PSCo or Cheyenne Light may later seek to obtain an ownership interest. This certification is, however, subject to being revised or withdrawn by the Commission in the future.

                                   Yours very truly,

                                   PUBLIC SERVICE COMMISSION OF WYOMING


				    /s/ Steve Ellenbecker
                                   -----------------------------
                                   STEVE ELLENBECKER, Chairman

				    /s/ Kristin H. Lee
                                   -----------------------------
                                   KRISTIN H. LEE, Commissioner

	[Official
	  Seal]

 	/s/ Stephen G. Oxley
    ----------------------------------------------
     STEPHEN G. OXLEY, Secretary and Chief Counsel

     cc:  Robert P. Wason